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                                                                     EXHIBIT 1.1

                                10,160,000 Shares

                               SAFECO CORPORATION

                                  Common Stock

                           U.S. UNDERWRITING AGREEMENT
                           ---------------------------
                                                                October   , 1997

SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
FOX-PITT, KELTON INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     As Representatives of the Several U.S. Underwriters
c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

     SAFECO Corporation, a Washington corporation (the "Company"), proposes to issue and sell an aggregate of 10,160,000 shares of its common stock, no par value (the "Firm Shares"), to the several Underwriters named in Schedule I hereto (the "U.S. Underwriters") for whom Smith Barney Inc., Credit Suisse First Boston Corporation, Fox-Pitt, Kelton Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional [1,905,000] shares (the "Additional Shares") of the Company's common stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company's common stock, no par value, including the Shares and the International Shares (as defined herein), is hereinafter referred to as the "Common Stock."

     It is understood that the Company is concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale by the Company of 2,540,000 shares of the Common Stock (the "International Shares") through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Credit Suisse First Boston (Europe) Limited, Fox-Pitt, Kelton N.V., Goldman Sachs International and Merrill Lynch International are acting as lead managers (the "Lead

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Managers"). The International Shares and the Shares, collectively, are herein called the "Underwritten Shares."

     The Company also understands that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

     The Company wishes to confirm as follows its agreements with you and the other several U.S. Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the U.S. Underwriters.

     1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-33927), including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

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     It is understood that two forms of Prepricing Prospectus and two forms of
Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein collectively called the "Prepricing Prospectuses." For purposes of this
Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction. Any reference in this Agreement to the Registration Statement, the Prepricing Prospectuses or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus or such Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus or the Prospectuses shall be deemed to refer to and include any documents filed after such date under the Exchange Act which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time referred to, are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectuses or any amendment or supplement thereto.

     2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each U.S.

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Underwriter and each U.S. Underwriter agrees, severally and not jointly, to
purchase from the Company, at a purchase price of $     per share (the "purchase
price per share"), the number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in
Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares to be sold by the Company.

     Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the U.S. Underwriters, and the U.S. Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised prior to 5:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of [1,905,000] Additional Shares from the Company. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

     Each U.S. Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers, dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

     4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on October , 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

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     Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

     5. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the

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initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or otherwise), earnings, business or operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you upon your request, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

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          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If, during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof.

          (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its securityholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

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          (i) During the period of two years hereafter, the Company will furnish to you (i) if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market and (ii) from time to time such other information concerning the Company as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms of, or to fulfill, in any material respect, any of the conditions of, this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith, but the Company shall not in any event be liable to the U.S. Underwriters for damage on account of loss of anticipated profits from the sale by any of them of the Shares.

          (k) The Company will use the net proceeds received by it from the sale of the Shares to be sold by it hereunder in substantially the manner described in the Registration Statement and the Prospectuses under the caption "Use of Proceeds".

          (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) For a period of 90 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc. the Company will not (and, except as may be disclosed in the Prospectuses, will not announce or disclose any intention to) offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for (i) sales to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement and (ii) options or Common Stock issued pursuant to stock options or grants under the Company's Long-term Incentive Plan of 1997 and the Company's Incentive Plan of 1987.

          (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors.

          (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will

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it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (p) The Company will use its commercially reasonable best efforts to have the Underwritten Shares listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter that:

          (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; provided that this representation and warranty shall not apply to statements in or omissions from such U.S. Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty shall not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

          (c) All the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company

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conforms to the description thereof in the Registration Statement and the
Prospectuses.

          (d) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) as of the date of this Agreement is identified on Schedule II hereto (each a "Significant Subsidiary" and collectively, the "Significant Subsidiaries"); the Company and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing, or the local equivalent thereof, under the laws of the jurisdiction of its incorporation, and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses and, in the case of the Company, to enter into and perform its obligations under each of this Agreement and the International Underwriting Agreement; each of the Company and the Significant Subsidiaries is duly qualified and in good standing, or the local equivalent thereof, as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise; all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Significant Subsidiary or under any agreement to which the Company or any Significant Subsidiary is a party. Other than the subsidiaries identified on Schedule II hereto, none of the Company's subsidiaries constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (e) Other than as previously publicly disclosed in its filings with the Commission, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries of a character required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement which is not adequately described or filed as required by the Act or the Exchange Act, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

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          (f) None of the Company nor any of its Significant Subsidiaries is (i)
in violation of its charter or by-laws, (ii) to the knowledge of the Company, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Significant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries, except for such violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, license, permit, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise; the execution and delivery of this Agreement and the International Underwriting Agreement by the Company, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and the International Underwriting Agreement and the compliance by the Company with the terms of this Agreement and the International Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (i) result in any violation of the charter or by-laws of the Company or any of its subsidiaries or (ii) result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of its properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries considered as one enterprise. As used herein, a "Repayment Event" means any event or condition which

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gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (g) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (h) The financial statements of the Company and its consolidated subsidiaries, together with the related schedules and notes, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly the financial position of the Company and its consolidated subsidiaries, at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and the financial statements of American States Financial Corporation, an Indiana corporation ("ASFC"), and its consolidated subsidiaries, together with the related schedules and notes, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly the financial position of ASFC and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of ASFC and its consolidated subsidiaries for the periods specified. The foregoing financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as disclosed therein. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as otherwise stated therein, there has not been (i) any material adverse change or any development that the Company has reasonable cause to believe will involve a prospective material adverse change in the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than any regular quarterly dividends payable on the common stock of the Company).

          (j) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and the Prospectuses as being owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement, (ii) are liens for taxes not yet due or (iii) are neither material in amount singly or in the aggregate nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectuses, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises and assets under any such lease or sublease.

          (k) Each insurance company subsidiary of the Company (collectively, the "Insurance Subsidiaries") is duly licensed as an insurance or reinsurance company, as the case may be, in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer, as the case may be, in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement and the Prospectuses, except where the failure to be so licensed or authorized would not result in a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (l) Each of the Company and each Insurance Subsidiary is in compliance with the requirements of the insurance laws of the jurisdiction of its incorporation or domicile and any applicable regulations thereunder and has filed all reports, registrations, documents or other information required to be filed thereunder, except where the failure to comply or file would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise; and each of the

Insurance Subsidiaries is in compliance with the insurance laws and regulations of each other jurisdiction that is applicable to such Insurance Subsidiary, except where the failure to comply would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (m) All ceded reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party are in full force and effect and neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for such violations or defaults which could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform in any material respect its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that (i) the Company or such Insurance Subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (n) The statutory annual and quarterly statements of the Insurance Subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in conformity with required or permitted statutory accounting principles or practices consistently followed, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

          (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

          (p) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or the International Underwriting Agreement, in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement, except for (i) the registration of the Underwritten Shares under the Act (which has been completed), (ii) the receipt of a solicitation permit from the Insurance Commissioner of the State of Washington (which has been received), and (iii) such as may be required under the securities or blue sky laws of any jurisdiction.

          (q) The Company and each of its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

          (t) The Company and each of the subsidiaries have filed all material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such default in payment would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (u) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and, upon use of the net proceeds to the Company from such sale as described in the Registration Statement and the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (v) None of the Company or its subsidiaries does business with the government of Cuba or with any person located in Cuba.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or any Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through the Lead Managers expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if it shall be established that a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus and such correction would have cured the defect giving rise to such loss, claim, damage, liability or expense, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

          (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company, such U.S. Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any U.S. Underwriter and any such controlling person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (c), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer and any such controlling person, shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Firm Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case computed on the basis of the amounts set forth on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment or Abbreviated Registration Statement shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise, not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Shares or
(ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date an opinion of Perkins Coie, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

               (i) The Company is a corporation validly existing and in good standing under the laws of the State of Washington.

               (ii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iii) The Underwritten Shares have been duly authorized and when issued and delivered to the U.S. Underwriters and Managers against payment therefor in accordance with the terms of this Agreement and the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights.

               (iv) The form of certificates for the Shares conforms to the requirements of the Washington Business Corporation Act.

               (v) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

               (vi) The statements in the Registration Statement and the Prospectuses under the captions "Description of Capital Stock," "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders" and "Information Not Required in Prospectus -- Indemnification of Directors and Officers," to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects and fairly present the information disclosed therein.

               (vii) Except as previously made or obtained, as the case may be, under the Act or as may be required under securities or blue sky laws of any jurisdiction governing the purchase and distribution of the Underwritten Shares, and except for any Governmental Approval pursuant to laws, rules and regulations governing insurance companies, as to which such counsel has not been requested to render an opinion, no Governmental Approval is necessary or required in connection with the execution or delivery by the Company of this Agreement or the Shares, as applicable, or the performance by the Company of the transactions contemplated thereby. The term "Governmental Approval" means any filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Governmental Authority pursuant to Applicable Laws (as defined below). The term "Applicable Laws" means only those laws, rules and regulations of the state of Washington and of the United States of America which, in such counsel's experience, are ordinarily applicable to transactions of the type contemplated by this Agreement. The term "Governmental Authority" means any Washington or federal legislative, judicial, administrative or regulatory body under Applicable Laws.

               (viii) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements, schedules, and notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

               (ix) The Company is not, and following the issuance of the Shares and the consummation of the transactions contemplated hereby (including the use of the proceeds of the sale of the Shares, as described in the Registration Statement and the Prospectuses under the caption "Use of Proceeds") will not be, an "investment company" or an entity "controlled" by an "investment company" which is required to be registered under the 1940 Act.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants for the Company and you and your counsel at which the contents of the Registration Statement and the Prospectuses and related matters were discussed. Such counsel shall further state that they did not participate in the preparation of the documents incorporated by reference in the Registration Statement but have, however, reviewed such documents and discussed the business and affairs of the Company and ASFC with officers and other representatives of the Company. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and has made no independent check or verification thereof (other than as set forth in clause (vi) of such counsel's opinion), on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement, at the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as of the dates of the Prospectuses and as of the date of such opinion, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial and accounting data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

     The opinion of such counsel shall be limited to the laws of the United States and the State of Washington, and may rely on the certificates to be delivered pursuant to Section 8(g) and Section 8(h) below to the extent necessary to furnish such counsel's opinion. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) You shall have received on the Closing Date an opinion from James
W. Ruddy, Esq., General Counsel of the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

               (i) Each of the Company and the Significant Subsidiaries has been duly incorporated and is validly existing and in good standing, or the local equivalent thereof, under the laws of its jurisdiction of incorporation.

               (ii) Each of the Company and the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses and, in the case of the Company, to enter into and perform its obligations under this Agreement and the International Underwriting Agreement including, without limitation, the issuance of the Shares.

               (iii) Each of the Company and the Significant Subsidiaries is duly qualified and in good standing, or the local equivalent thereof, as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of real property makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect upon the Company and its subsidiaries, considered as one enterprise.

               (iv) None of the Company nor any of its Significant Subsidiaries is (A) in violation of its charter or by-laws, (B) to the best knowledge of such counsel, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Significant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries, except for such violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise or (C) to the best knowledge of such counsel, in default in the performance or observance of any obligation, covenant or condition contained in any contract, indenture, deed of trust, mortgage, license, permit, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

               (v) (A) The Company had at the date indicated a duly authorized capitalization as set forth in the Prospectuses, (B) all of the outstanding shares of capital stock of the Company and the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and, in the case of the Company, non-assessable, (C) the stockholders of the Company have no preemptive rights or, to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any shares of Common Stock upon the issuance of the Underwritten Shares by the Company and (D) the Company owns, directly or through a subsidiary, all of the outstanding shares of capital stock of each of the Significant Subsidiaries free and clear of any perfected security interest or, to such counsel's knowledge, any other security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

               (vi) Other than as previously publicly disclosed in its filings with the Commission, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement or the Prospectuses which is not adequately disclosed in the Registration Statement or the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement which is not described or filed as an exhibit as required by the Act or the Exchange Act, as the case may be.

               (vii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated by each of this Agreement and the International Underwriting Agreement, except for (i) such as has been obtained under the Act, (ii) the receipt of a solicitation permit from the Insurance Commissioner of the State of Washington (which has been received) and (iii) such as may be required under the securities or blue sky laws of any jurisdiction.

               (viii) The Incorporated Documents (except for the financial statements and other financial or accounting data included therein or omitted therefrom, and except to the extent that any statement therein is modified or superseded in the Registration Statement and the Prospectuses), as of the dates they were filed with the Commission and as of the date of this Agreement, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations.

               (ix) The execution and delivery of this Agreement and the International Underwriting Agreement by the Company, the issuance and delivery of the Underwritten Shares, the consummation by the Company of the transactions contemplated in this Agreement and the International Underwriting Agreement, compliance by the Company with the terms of this Agreement and the International Underwriting Agreement, and the application of the net proceeds of the purchase of the Underwritten Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectuses have been duly authorized by all necessary corporate action on the part of the Company and do not, and will not, whether with or without the giving of notice or passage of time or both, (A) result in any violation of the charter or by-laws of the Company or (B) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

     Company or any Significant Subsidiary under (x) any indenture, mortgage, loan agreement, note, lease or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject which, in the event of any such conflict, breach, default or imposition of lien, charge or encumbrance, could result in a material adverse change in the condition (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (y) any existing law, rule or regulation of the State of Washington or the United States of America which, in such counsel's experience, is ordinarily applicable to transactions of the type contemplated by this Agreement or the International Underwriting Agreement or (z) any judgment, order or decree of any Washington State or U.S. federal court having jurisdiction over the Company or any of its subsidiaries.

               (x) The statements in the Registration Statement and the Prospectuses under the caption "Risk Factors -- Insurance Regulation," to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects and fairly present the information disclosed therein.

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent accountants for the Company and you and your counsel at which the contents of the Registration Statement and the Prospectuses and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and has made no independent check or verification thereof (other than as set forth in clause (x) of such counsel's opinion), on the basis of the foregoing, no facts have come to such counsel's attention that have led him to believe that the Registration Statement, at the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as of the dates of the Prospectuses and as of the date of such opinion, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial and accounting data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

          The opinion of such counsel shall be limited to the laws of the United States and the State of Washington, and may rely on the certificates to be delivered pursuant to Section 8(g) and Section 8(h) below to the extent necessary to furnish such counsel's opinion.

          (e) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the U.S. Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (f) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date, from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief operating officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

          (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (j) The Underwritten Shares shall have been listed or approved for listing subject to notice of issuance on the Nasdaq National Market.

          (k) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the statements made therein.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs (c), (d), (e) and
(f) shall be revised to reflect the sale of Additional Shares.

     9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus and Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the U.S. Underwriting Agreement, the Supplemental Agreement Among U.S. Underwriters, the Agreement Among Managers, the Agreement Between U.S. Underwriters and Managers, the International Selling Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the listing of the Underwritten Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective (i) upon the execution and delivery hereof by the parties hereto or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company.

     If on the Closing Date or an Option Closing Date, as the case may be, any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on such date, and the aggregate number of Shares which such defaulting U.S. Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on such date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto (or Option Shares, as the case may be) bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date or on an Option Closing Date, as the case may be, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters.

     Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12. INFORMATION FURNISHED BY THE U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first through third, seventh through tenth, thirteenth and fourteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, to SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington 98185, Attention: Rodney A. Pierson, with a copy to Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099, Attention: Evelyn C. Sroufe, Esq.; or (ii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Susan J. Sutherland, Esq.

     This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers and the other controlling persons referred to in Section 7 hereof, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his or her status as such purchaser.

     14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several U.S. Underwriters.


                                       Very truly yours,

                                       SAFECO CORPORATION

                                       By _________________________________
                                          Name:
                                          Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
U.S. Underwriters named in
Schedule I hereto.

SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
FOX-PITT, KELTON INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.

By ________________________________
   Name:
   Title:

                                  SCHEDULE I


                              SAFECO CORPORATION
                              ------------------

                                            Number of
Underwriter                                 Firm Shares
-----------                                 -----------
Smith Barney Inc.
Credit Suisse First Boston
     Corporation
Fox-Pitt, Kelton, Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
                                            ----------
          Total                             10,160,000
                                            ==========

                                 SCHEDULE II

                           SIGNIFICANT SUBSIDIARIES
                           ------------------------

o        SAFECO Insurance Company of America

o        General Insurance Company of America

o        SAFECO Life Insurance Company

o        American States Financial Corporation

o        American States Insurance Company

o        American Economy Insurance Company